SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) May 14, 2007
Crystal River Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

001-32958	20-2230150

(Commission File Number)	(I.R.S. Employer Identification No.)

Three World Financial Center, 200 Vesey Street, 10th Floor
New York, New York	10281-1010

(Address of Principal Executive Offices)	(Zip Code)
(212) 549-8400

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     On May 14, 2007, Crystal River Capital, Inc. (the “Company”) issued a press release reporting the financial results for its fiscal quarter ended March 31, 2007. A copy of the press release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 2.02 disclosure.
     The information in Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 2.02 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any incorporation by reference language in any such filing.
Item 7.01 Regulation FD Disclosure.
     A copy of a slide presentation that the Company uses at investor conferences is attached to this Current Report as Exhibit 99.2 and is incorporated herein solely for purposes of this Item 7.01 disclosure. Additionally, the Company has posted the slide presentation on its website at www.crystalriverreit.com.
     The information in Item 7.01 of this Current Report, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.2, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Item 7.01 of this Current Report will not be deemed an admission as to the materiality of any information in this Item 7.01 of this Current Report that is required to be disclosed solely by Regulation FD.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description

99.1	Press Release dated May 14, 2007

99.2	PowerPoint slide presentation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crystal River Capital, Inc.
May 14, 2007	By:	/s/ Clifford E. Lai
		Name:	Clifford E. Lai
		Title:	President and Chief Executive Officer

EXHIBIT INDEX
Exhibit

99.1	Press Release dated May 14, 2007

99.2	PowerPoint slide presentation